     As filed with the Securities and Exchange Commission on August 9, 2000
                                                     Registration No. 333-36066

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                             -----------------------

                              PAPER WAREHOUSE, INC.
             (Exact name of registrant as specified in its charter)

                   MINNESOTA                              41-1612534
         (State or other jurisdiction of                (I.R.S. Employer
         incorporation or organization)               Identification No.)

            7630 EXCELSIOR BOULEVARD
             MINNEAPOLIS, MINNESOTA                          55426
    (Address of Principal Executive Offices)              (Zip Code)

                             -----------------------

                              PAPER WAREHOUSE, INC.
                              AMENDED AND RESTATED
                        1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                             -----------------------

                                YALE T. DOLGINOW
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              PAPER WAREHOUSE, INC.
                            7630 EXCELSIOR BOULEVARD
                              MINNEAPOLIS, MN 55426
                                 (952) 936-1000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                              --------------------

                                             CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                              PROPOSED MAXIMUM
  TITLE OF SECURITIES TO      AMOUNT TO BE     PROPOSED MAXIMUM OFFERING     AGGREGATE OFFERING       AMOUNT OF
       BE REGISTERED           REGISTERED            PRICE PER UNIT                PRICE           REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
 Common Stock, $.01 par
 value per share                 N/A(1)                  N/A(1)                    N/A(1)               N/A(1)
====================================================================================================================

(1) This Post-Effective Amendment No. 1 is filed to deregister securities registered for issuance pursuant to the Paper Warehouse, Inc. 1998 Amended and Restated Employee Stock Purchase Plan.

                         POST-EFFECTIVE AMENDMENT NO. 1

         Pursuant to instructions from the Securities and Exchange Commission (the "SEC"), Paper Warehouse, Inc. (the "Registrant") is filing this Post-Effective Amendment No. 1 (the "Amendment") to deregister securities registered for issuance pursuant to the Paper Warehouse, Inc. 1998 Amended and Restated Employee Stock Purchase Plan (the "Plan") on May 2, 2000, Registration No. 333-36066 (the "Registration Statement"). The Registration Statement registered 150,000 shares of Common Stock for issuance under the Plan. The purpose of this Amendment is to deregister 9,246 shares previously registered for issuance under the Plan (the "Deregistered Shares") pursuant to the Registration Statement. As there are no securities being registered hereby, the sole purpose of the Amendment being to deregister securities, the disclosure requirements under the Securities Act of 1933, as amended, and the requirement for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

         In accordance with Instruction C to Form S-8, the Registrant is simultaneously filing with this Amendment a Registration Statement on Form S-8 to carry forward the Deregistered Shares for issuance pursuant to the Plan under a reoffer prospectus.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 9, 2000.

                                  PAPER WAREHOUSE, INC.

                                  By:
                                     -------------------------------------------
                                      Yale T. Dolginow
                                      President and Chief Executive Officer
                                      (principal executive officer)


                                  By:
                                     -------------------------------------------
                                      Cheryl W. Newell
                                      Vice President and Chief Financial Officer
                                      (principal financial officer)



                                  By:
                                     -------------------------------------------
                                      Diana G. Purcel
                                      Controller
                                      (principal accounting officer)

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on August 9, 2000 by the following persons in the capacities indicated.

SIGNATURE                                  TITLE
---------                                  -----

                                      President and Chief Executive Officer
-----------------------------         and Director, Chairman of the Board
Yale T. Dolginow

                                      Secretary and Director
-----------------------------
Diane C. Dolginow

                                      Director
-----------------------------
Arthur H. Cobb

                                      Director
-----------------------------
Marvin W. Goldstein

                                      Director
-----------------------------
Jeffrey S. Halpern

                                      Director
-----------------------------
Martin A. Mayer

                                      Director
-----------------------------
Richard W. Perkins

                                      Vice President and Chief Financial Officer
-----------------------------
Cheryl W. Newell

                                      Controller
-----------------------------
Diana G. Purcel